UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K



                                 CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934




                                October 20, 2000
                                (Date of earliest
                                 event reported)



                               PECO ENERGY COMPANY
             (Exact name of registrant as specified in its charter)




         PENNSYLVANIA                1-1401                  23-0970240
          (State or other             (SEC                 (IRS Employer
        jurisdiction of           file number)             Identification
         incorporation)                                       Number)




          230l Market Street, Philadelphia, Pennsylvania         19101
             (Address of principal executive offices)          (Zip Code)



               Registrant's telephone number, including area code:
                                 (215) 841-4000

Item 5.  Other Events.

On October 20, 2000, Exelon Corporation issued the following press release related to the closing of the merger between PECO Energy Company and Unicom
Corporation:


           UNICOM CORPORATION AND PECO ENERGY COMPANY COMPLETE MERGER;
   NEWLY MERGED EXELON CORPORATION TO BEGIN PUBLIC TRADING ON OCTOBER 23, 2000

Chicago and Philadelphia (October 20, 2000) Unicom Corporation and PECO Energy Company today announced that they have completed their merger and on October 23, 2000 will begin trading as Exelon Corporation (NYSE: EXC) on the New York Stock Exchange (NYSE) under the ticker symbol EXC. Exelon will also be listed on the Chicago and Philadelphia stock exchanges.

The merger of Unicom and PECO Energy creates Exelon, one of the nation's largest electric utilities, with more than $12 billion in annual revenues. The company has one of the industry's largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity and gas to approximately five million customers in Illinois and Pennsylvania. The company also has holdings in such competitive businesses as energy, infrastructure services, energy services and telecommunications. Exelon is headquartered in Chicago.

Unicom's last quarterly dividend of 40 cents per share is payable November 1, 2000, to Unicom shareholders of record at 5:00 p.m. on October 6, 2000.

In addition, with the completion of the merger on October 20, 2000, Unicom shareholders of record at the close of business on October 19, 2000 will receive a pro-rata dividend of $0.0923077 per share, payable within 30 days after the merger closing. This pro-rata dividend is equivalent to $0.40 per share for the full quarter, and was calculated at a per-day rate of $0.004395604 per share over the 21-day period from September 29, 2000 through October 19, 2000.

With the completion of the merger on October 20, 2000, PECO Energy shareholders of record at the close of business on October 19, 2000 will receive a pro-rata dividend of $0.1582279 per share, payable December 20, 2000. This pro-rata dividend is equivalent to $0.25 per share for the full quarter, and was calculated at a per-day rate of $0.003164557 per share over the 50-day period from August 31, 2000 through October 19, 2000.


This press release contains certain forward-looking statements within the meaning of the safe-harbor provisions of the Securities Exchange Act of 1934;

these forward-looking statements are subject to various risks and uncertainties. The factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed herein may include factors that are beyond the company's ability to control or estimate precisely, such as estimates of future market conditions, the behavior of other market participants and the actions of the Federal and State regulators. Other factors include, but are not limited to, actions in the financial markets, weather conditions, economic conditions in the company's service territories, fluctuations in energy-related commodity prices, conversion activity, other marketing efforts and other uncertainties. Other risk factors are detailed from time to time in the company's SEC reports. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release.

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                PECO ENERGY COMPANY


                                                /S/ Jean H. Gibson
                                                ---------------------------
                                                Vice President & Controller


October 27, 2000